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                                                                      Exhibit 99

                                            Contact: Bill Baxter, Chairman & CEO
                                                             BSQUARE Corporation
                                                               Tel: 425-519-5900
                                                   investorrelations@bsquare.com

FOR RELEASE AT 2:00 PM PST

                REN JURGENSEN JOINS BSQUARE'S BOARD OF DIRECTORS

BELLEVUE, WA, JANUARY 16, 2003 - BSQUARE Corporation (Nasdaq: BSQR) today announced the appointment of E.H. (Ren) Jurgensen to its board of directors and the board's audit committee, effective January 16, 2003.

Jurgensen retired earlier this month after 32 years with KPMG LLP, including 23 years as a partner and 10 years as managing partner of the firm's Seattle office. During his long career with KPMG, in addition to his management roles, he provided audit and business advisory services to clients ranging from emerging businesses to multinational publicly-held corporations, including several technology companies. He also has served on the boards of a number of business, civic and charitable organizations, and is currently Treasurer of WSA (formerly the Washington Software Alliance). He has a BA in accounting from San Jose State University and is a CPA.

"Ren's broad experience during his distinguished professional career will strengthen our board of directors," said Bill Baxter, BSQUARE chairman, president and chief executive officer. "His financial expertise and wealth of experience managing professional services and with technology companies will be valuable assets to BSQUARE as we forge ahead in the smart device market."

ABOUT BSQUARE

BSQUARE accelerates the development, deployment, and management of next-generation smart devices and applications. For nearly a decade, BSQUARE has provided more than 150 world-class manufacturers, integrators, and service providers with the building blocks necessary to design, develop,
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and test innovative products quickly and cost effectively. The company's suite of products and services includes Device Development Solutions, Wireless Solutions, and Custom Engineering Services. BSQUARE offers its customers deep expertise in the latest hardware and software, providing critical engineering services that have resulted in the successful launch of hundreds of new products and applications. For more information, visit BSQUARE at www.BSQUARE.com or call
(888) 820-4500.

                                      # # #

BSQUARE is a registered trademark of BSQUARE Corporation.

      Any statements, expectations and assumptions contained in this press release that do not describe historical facts, such as statements by our CEO constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect BSQUARE's actual results to differ materially from current expectations include a decline in the market for Windows Embedded smart devices or the failure of such market to develop as anticipated, our ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners, rapid technological change in smart devices and peripherals, risks associated with international business delays or announcements of delays by Microsoft of Windows Embedded product releases, competition, intellectual property risks, and the uncertain economic climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate further. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE's Annual Report on Form 10-K for the year ended December 31, 2001 in the section entitled "Risk Factors" and those discussed in BSQUARE's subsequent Quarterly Reports on Form 10-Q, in the section entitled "Certain Factors That May Affect Future Results." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. BSQUARE undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.